UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2012

CALIX, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34674	68-0438710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1035 N. McDowell Blvd.

Petaluma, CA 94954

(Address of Principal Executive Offices)(Zip Code)

(707) 766-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2012, the Board of Directors (the “Board”) of Calix, Inc. (the “Company”), upon recommendation by our Compensation Committee, approved the 2012 base salaries and target bonuses of certain executive officers of the Company, effective as of January 1, 2012, as set forth in the table below.

Executive Officer	Position	2012 Base Salary	2012 Target Bonus	2012 Target Bonus as a percentage of Base Salary
Carl Russo	President and Chief Executive Officer	$500,000	$500,000	100%
Roger Weingarth	Executive Vice President and Chief Operating Officer	$313,400	$156,700	50%
Michael Ashby	Executive Vice President and Chief Financial Officer	$280,000	$140,000	50%
Kevin Pope	Senior Vice President, Product Development	$256,300	$102,520	40%
Tony Banta	Senior Vice President, Global Manufacturing and Supply	$256,300	$102,520	40%
Andy Lockhart (1)	Senior Vice President, International Sales and Marketing	$240,678	$206,983	86%
John Colvin	Senior Vice President, North American Sales and Marketing	$225,000	$200,250	89%

(1)	Mr. Lockhart’s base salary and target bonus amounts are denominated as €180,000 and €154,800, respectively, and have been converted using the February 23, 2012 exchange rate of 1 Euro to 1.3371 USD in the table above.

The Board, upon recommendation by our Compensation Committee, also approved the Calix, Inc. Management Bonus Program Under the 2010 Equity Incentive Award Plan (the “Management Bonus Program”), pursuant to which certain members of the management are eligible for cash bonuses based on the Company’s performance. The bonuses under the Management Bonus Program are based on a specified target bonus percentage of a participant’s base salary and are payable based on corporate performance related to revenue, pro-forma gross margin and pro-forma net profit. The Compensation Committee may, in its discretion, increase or decrease the amount payable to any participant under the program using such criteria as it deems appropriate. In 2012, our named executive officers have the target bonus percentages under the Management Bonus Program as listed in the table above.

The foregoing summary of the Management Bonus Program is not complete and is subject to, and qualified in its entirety by, the full text of the Management Bonus Program filed herewith as Exhibit 10.1, which is incorporated herein by reference.

In addition, the Board, upon recommendation by our Compensation Committee, approved the Calix, Inc. Long Term Incentive Program Under the 2010 Equity Incentive Award Plan (the “Long Term Incentive Program”), pursuant to which certain key employees of the Company are eligible for equity awards of the Company’s common stock based on the Company’s stock price performance. Under the Long Term Incentive Program, the Compensation Committee establishes certain performance criteria and goals in connection with the Company’s stock price, and the participants receive an initial grant of a certain number of Performance Shares (as defined in the Long Term Incentive Program) as determined by the Compensation Committee. The corresponding number of shares of the Company’s common stock earned by each participant is calculated with respect to each performance period by multiplying (a) the number of Performance Shares granted to such participant times (b) a specified ratio based on the stock price performance for such performance period as established by the Compensation Committee. In 2012, our named executive officers, excluding Mr. Russo, were granted Performance Shares under two-year and three-year overlapping performance periods, each commencing as of January 1, 2012, as set forth below.

Executive Officer	Position	Performance Shares Under Two-Year Performance Period	Performance Shares Under Three-Year Performance Period
Roger Weingarth	Executive Vice President and Chief Operating Officer	15,000	7,500
Michael Ashby	Executive Vice President and Chief Financial Officer	15,000	7,500
Kevin Pope	Senior Vice President, Product Development	6,667	3,333
Tony Banta	Senior Vice President, Global Manufacturing and Supply	6,667	3,333
Andy Lockhart	Senior Vice President, International Sales and Marketing	13,333	6,667
John Colvin	Senior Vice President, North American Sales and Marketing	6,667	3,333

The foregoing summary of the Long Term Incentive Program is not complete and is subject to, and qualified in its entirety by, the full text of the Long Term Incentive Program filed herewith as Exhibit 10.2, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Calix, Inc. Management Bonus Program Under the 2010 Equity Incentive Award Plan

10.2	Calix, Inc. Long Term Incentive Program Under the 2010 Equity Incentive Award Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2012
CALIX, INC.

	By:	/s/ Michael Ashby
	Name:	Michael Ashby
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Calix, Inc. Management Bonus Program Under the 2010 Equity Incentive Award Plan

10.2	Calix, Inc. Long Term Incentive Program Under the 2010 Equity Incentive Award Plan